UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

CNL Healthcare Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

The information appearing in Item 2.03 of this Current Report is incorporated by reference herein and made a part of this Item 1.01.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

KeyBank Term Loan Agreement

As previously reported in its Current Report on Form 8-K filed on May 15, 2019, the Company’s operating partnership, CHP Partners, LP (the “Operating Partnership”), as borrower, KeyBank National Association (“KeyBank”) and certain participating lenders entered into a credit agreement (the “Credit Agreement”), which Credit Agreement provided for both (i) a $250 million senior unsecured revolving credit facility and (ii) a $265 million senior unsecured term loan facility. Additionally, as previously reported in its Current Report on Form 8-K filed on September 28, 2021, the Operating Partnership, KeyBank and certain participating lenders entered into a new term loan agreement (the “Term Loan Agreement”) which provided for an additional $150 million senior unsecured term loan facility to complement and become a part of the Company’s credit facilities.

On March 21, 2022, the Operating Partnership, KeyBank and certain participating lenders entered into a First Amendment to Term Loan Agreement modifying a financial covenant allowing for an increase to the established advance rate (the “Term Loan Amendment”). Simultaneously therewith, the Operating Partnership, KeyBank and certain participating lenders entered into a First Amendment to Credit Agreement modifying the same financial covenant, increasing the single tenant concentration limit for the quarters ending December 31, 2021, March 31, 2022 and June 30, 2022 and adding secured overnight financing rate metrics to the Credit Agreement in lieu of LIBOR (the “Credit Agreement Amendment”). Other than as set forth in the Term Loan Amendment and the Credit Agreement Amendment, no additional modifications to the Company’s credit facilities were made at this time.

The Term Loan Amendment and the Credit Agreement Amendment are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference solely for the purposes of this 2.03 disclosure. For additional information on the Company’s credit and term loan facilities, review the Company’s Current Reports on Form 8-K filed on May 15, 2019 and September 28, 2021.

Item 7.01	Regulation FD Disclosure.

On or around March 22, 2022, CNL Healthcare Properties, Inc. (the “Company”) sent a letter to its stockholders notifying them of the Company’s estimated net asset value (“NAV”) per share as of December 31, 2021, quarterly distribution rate for first quarter 2022, and related matters, and sent an e-mail correspondence to financial professionals notifying them of the same matters. A copy of the letter is filed as Exhibit 99.1 and a copy of the e-mail correspondence is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference solely for the purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information contained in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall any of such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

By furnishing the information contained in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2, the Company makes no admission as to the materiality of such information.

Item 8.01	Other Events.

First Quarter Distribution

On March 21, 2022, the Board approved $0.0256 per share as the first quarter 2022 distribution to be paid to all stockholders of the Company as of a record date of March 22, 2022 (the “First Quarter Distribution”). The First Quarter Distribution represents a fifty percent (50%) discount from the previous quarter’s declared cash distribution. The First Quarter Distribution rate is the result of various factors including, without limitation, the continued COVID-19 impact on industry performance, inflation rates and volatility in the credit markets. The Company and its Board will continue to monitor the Company’s cash flow and operating proceeds as well as its strategic alternatives process as it relates to future distributions by the Company and makes no assurances regarding future quarterly cash distributions.

Determination of Net Asset Value per Share as of December 31, 2021

Background and Conclusion

On March 21, 2022, the Board unanimously approved $7.37 per share as the Company’s estimated NAV as of December 31, 2021 (the “2021 NAV”). The Company prepares and announces an estimated net asset value per share of its common stock and provides such information to its stockholders and to members of the Financial Industry Regulatory Authority (“FINRA”) and their associated persons who participated in the Company’s public offerings to assist them in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340. The Company previously announced NAVs of $7.38 per share, $7.81 per share, $10.01 per share (adjusted to $7.99 per share after declaration of a $2.00 per share special distribution and $0.02 adjustments relating to closing costs from sales of certain of the Company’s assets), $10.32 per share, $10.04 per share, $9.75 per share, $9.52 per share and $9.13 per share as of December 31, 2020, December 31, 2019, December 31, 2018, December 31, 2017, December 31, 2016, December 31, 2015, September 30, 2014 and September 30, 2013, respectively. Commencing with the December 31, 2018 NAV, the Company began deducting estimated property-level transaction costs.

To assist the Board and the Company’s valuation committee, which is comprised solely of the Company’s independent directors (the “Valuation Committee”), in establishing a new estimated NAV per share of the Company’s common stock as of December 31, 2021 (the “Valuation Date”), the Company engaged Robert A. Stanger & Co., Inc., an independent third-party valuation firm (“Stanger”), to provide a net asset valuation analysis of the Company. Stanger developed a net asset valuation analysis of the Company and provided the analysis to the Valuation Committee in a report dated March 21, 2022 that contained, among other information, a range of per share net asset values for the Company’s common stock as of the Valuation Date (the “Valuation Report”).

The Valuation Committee and the Board reviewed the Valuation Report and considered the material assumptions and valuation methodologies applied and described therein. Upon due consideration, on March 21, 2022, the Valuation Committee determined that the range of per share values for the Company’s common stock was reasonable as of the Valuation Date and recommended the Board approve $7.37 per share as the estimated NAV as of the Valuation Date. Thereafter, also on March 21, 2022, the Board accepted the recommendation of the Valuation Committee and unanimously approved $7.37 per share as the Company’s estimated NAV as of the Valuation Date. The 2021 NAV is the midpoint of the range of per share net asset values, adjusted for estimated transaction costs, for the Company’s common stock that Stanger provided in the Valuation Report.

Other than the adjustment for estimated transaction costs, the Board’s determination of the 2021 NAV was undertaken in accordance with the Company’s valuation policy and the recommendations and methodologies of the Institute for Portfolio Alternatives, a trade association for non-listed direct investment vehicles (“IPA”), as set forth in the Investment Program Association Practice Guideline 2013-01 “Valuations of Publicly Registered Non-Listed REITs” dated April 29, 2013 (“IPA Practice Guideline”).

The 2021 NAV represents a snapshot in time as of December 31, 2021, will likely change, and does not represent the amount a stockholder would receive now or in the future for his or her shares of the Company’s common stock. The 2021 NAV is based on a number of assumptions, estimates and data that are inherently imprecise and susceptible to uncertainty and changes in circumstances. Please see “Valuation Methodologies and Major Assumptions,” “Valuation Summary,” and “Additional Information Regarding the Valuation, Limitations of the 2021 NAV and Stanger” in this Current Report, below.

The Company will hold a webinar on March 30, 2022, at 1:00 p.m., Eastern Time, to review the 2021 NAV.

Valuation Methodologies and Major Assumptions

As of the Valuation Date, the Company’s real estate portfolio consisted of interests in 73 properties, including 71 seniors housing communities, one acute care facility and one vacant land parcel. For purposes of the valuation analysis, the Company’s assets were classified into two categories: the appraised properties which consist of 71 seniors housing properties and one undeveloped land parcel (the “Appraised Properties”), and the pending sale property which consists of one acute care facility owned by the Company and under an agreement for purchase and sale (the “Sale Agreement”) as of February 28, 2022 to be sold to an unrelated third party subject to the terms of the Sale Agreement (the “Sale Property”). The Appraised Properties were valued using valuation and appraisal methodologies consistent with real estate industry standards and practices, as described further below.

Appraised Properties: As of the Valuation Date, the aggregate estimated value of the Appraised Properties was approximately $1.88 billion. To estimate the value of the Appraised Properties, Stanger conducted an appraisal of each asset. In determining the value of each Appraised Property, Stanger utilized all information that it deemed relevant, including information from the Company’s advisor CNL Healthcare Corp. (the “Advisor”) and its own data sources, which data sources included trends in capitalization rates, leasing rates and other economic factors. In conducting its appraisals of the Appraised Properties, and pursuant to its engagement, Stanger utilized the income approach to valuation, which included a discounted cash flow (“DCF”) analysis and/or direct capitalization analysis to determine value (other than the vacant land parcel). Given the impact of the COVID-19 pandemic (“COVID-19”) on the senior housing industry and markets, in determining the appraised value of the 56 RIDEA seniors housing properties Stanger relied solely on DCF analyses in the 2021 NAV.

For those properties for which a DCF analysis was utilized, pro forma statements of operations for such properties including revenues, expenses and capital expenditures, were analyzed and projected over a multi-year period (typically ten years). Projected operating expenses in the DCF analysis included estimated COVID-19 related expenses. A reversion value is estimated after the holding period and then capitalized at an appropriate terminal capitalization rate reflecting the age, anticipated functional and economic obsolescence and competitive position of such properties to determine their reversion value. Net proceeds to owners are determined by deducting appropriate costs of sale in the reversion year. The discount rate selected for the DCF analysis is based upon estimated target rates of return for buyers of similar properties with consideration given to unique property-related factors, lease-up projections, location and age.

The direct capitalization analysis was performed by applying a market capitalization rate for each applicable triple net leased Appraised Property to the forward-year annual net operating income at each such property. In selecting each capitalization rate, Stanger took into account, among other factors, prevailing capitalization rates in the applicable property sector, the property’s location, age and condition, the property’s operating trends, the anticipated year of stabilization and the lease coverage ratios and other unique property factors.

As applicable, Stanger adjusted the capitalized value of each Appraised Property for any excess land, deferred maintenance or capital needs and lease-up costs to estimate the “as-is” value of each Appraised Property as of the Valuation Date. Stanger then adjusted the “as-is” property values, as appropriate, for the Company’s allocable ownership interest in the Appraised Properties to account for the interests of any third-party investment partners, including any priority distributions.

In providing a valuation for the land parcels owned by the Company (which includes the one vacant land parcel and excess or surplus land parcels deemed contributory in value within five seniors communities that are part of the Appraised Properties, actual and/or proposed land sale transactions were identified in each property’s market or region and adjusted to reflect, as appropriate: (i) the property rights conveyed in such transaction; (ii) any extraordinary, special or non-market financing or credits provided by the seller or others which may have influenced the sale price; (iii) adjustments for non-arms-length sale transactions; (iv) improvements or deterioration of market conditions from the reported land sale date through the Valuation Date; (v) listing status versus a consummated sale; (vi) location factors such as area demographics, traffic exposure and access; (vii) land deemed surplus; (viii) zoning factors; and (ix) land size. An index of value (price per square foot) for each land parcel from the land sale comparables was derived and the appropriate index was applied to the Company’s land and excess or surplus land parcels.

Sale Property: The value assigned to the Sale Property was based on the purchase price set forth in the Sale Agreement. As of the Valuation Date, the aggregate estimated value of the Sale Property was approximately $8.5 million.

Debt: The Company determined the fair market value of its debt liabilities by applying a discounted cash flow analysis over the projected remaining term of each debt liability and reflecting the debt’s contractual agreement and corresponding interest and principal payments. The expected debt payments were then discounted to present value at an interest rate the Company deemed appropriate and reflective of market interest rates as of the Valuation Date for debt instruments with similar collateral, anticipated duration and prepayment terms. While Stanger did not determine the value of the Company’s debt liabilities, Stanger did review the market interest rates used by the Company in determining the debt fair market value and, based upon a summary of the loan terms as provided by the Company, determined that in the aggregate, the market interest rates utilized by the Company were reasonable.

Cash, Other Tangible Assets and Other Liabilities: The fair value of the Company’s cash, other tangible assets and liabilities was estimated by the Company to approximate net realizable value as of the Valuation Date based upon the values of these assets and liabilities on the Company’s balance sheet, and Stanger reviewed and relied upon and utilized such amounts in its Valuation Report.

Stanger prepared an appraisal report (the “Appraisal Report”) summarizing key information and assumptions and provided an appraised value on the Appraised Properties in which the Company owned an interest as of the Valuation Date. In accordance with the valuation policy and the IPA Practice Guideline, the appraised value excludes any portfolio premium. The Valuation Report incorporates the appraised value conclusions of the Appraisal Report adjusted for any interests held by third parties in the Appraised Properties, and the value of the Sale Property. Furthermore, the Valuation Report includes (i) the Company’s fair market value of its debt liabilities, (ii) cash and other tangible assets and liabilities based upon their current net realizable value (iii) the Advisor’s deductions for estimated property-level transaction costs in a hypothetical orderly sale of the real estate assets of the Company; and (iv) Stanger’s estimate of the Advisor’s subordinated participation in net sales proceeds or incentive fee due upon liquidation of the Company’s portfolio.

Valuation Summary

The following is a summary of the direct capitalization rates, discount rates and terminal capitalization rates used to arrive at the value of the Appraised Properties:

	Range
	Min	Max	W. Avg(a)
RIDEA
Direct Capitalization Rate	Not Utilized
Discount Rate	6.75%	9.00%	8.05%
Terminal Capitalization Rate	5.75%	7.75%	6.97%

NNN Leased
Direct Capitalization Rate	6.75%	7.25%	7.07%
Discount Rate	9.75%	10.50%	10.18%
Terminal Capitalization Rate	8.75%	9.50%	9.18%

(a)	The weighted average capitalization rate, discount rates and terminal capitalization rates are weighted on stabilized net operating income.

A valuation range was calculated by varying the direct capitalization rates, discount rates and terminal capitalization rates by 25 basis points in either direction. Stanger also varied the price per square foot value for the one undeveloped land parcel by $0.25 in each direction. The lower end of the capitalization rate and discount rate range, and upper end of the land price per square foot range, has a positive $0.41 impact on NAV per share. The high end of the capitalization rate and discount range, and lower end of the land price per square foot range, has a negative $0.38 impact on NAV per share.

The Valuation Report contained a range for the Company’s estimated 2021 NAV of $6.99 to $7.78 per share, including deductions for transaction costs estimated by the Advisor in a hypothetical orderly sale of the assets of the Company, based on a share count of approximately 173.96 million shares issued and outstanding as of the Valuation Date, excluding restricted shares issued to the Company’s Advisor in connection with the Expense Support and Restricted Stock Agreement between the Company and the Advisor, as amended from time to time. Such shares were excluded from the 2021 NAV calculation because the Company and the Advisor do not anticipate the vesting of those shares based on the terms and conditions set forth in the Expense Support and Restricted Stock Agreement.

Material Components of the 2021 NAV

The following table summarizes the material components of the Company’s 2021 NAV per share, and provides a comparison of such value and the components thereof with the Company’s prior NAV determination as of December 31, 2020.

Table of Value Estimates for Components of Net Asset Value(1)

(Approximate $ in 000’s, except per share value)

	Net Asset Value	NAV Per Share	Net Asset Value	NAV Per Share
	as of 12/31/21	as of 12/31/21	as of 12/31/20	as of 12/31/20
Total real estate assets, net	$1,846,940	$10.62	$1,853,848	$10.66
Same store real estate assets, net	1,846,940	10.62	1,846,098	10.61
Sold real estate assets, net	—	—	7,750	0.05
Investment in unconsolidated subsidiaries	20,982	0.12	15,717	0.09
Cash and cash equivalents(2)	57,657	0.33	65,998	0.38
Prepaid expenses and other assets	10,878	0.06	12,177	0.07
Fair market value of debt(3)	(593,411)	(3.41)	(604,395)	(3.47)
Accounts payable and accrued expenses(4)	(30,576)	(0.18)	(26,306)	(0.15)
Other liabilities	(2,659)	(0.01)	(4,315)	(0.03)
Noncontrolling Interests	(3,778)	(0.02)	(3,651)	(0.02)

Net Asset Value before Est. Transaction Costs	$1,306,033	$7.51	$1,309,073	$7.53

Estimated Transaction Costs	(23,942)	(0.14)	(25,278)	(0.15)

Net Asset Value after Est. Transaction Costs	$1,282,091	$7.37	$1,283,795	$7.38

(1)

Balance sheet items reflect management’s audited balance sheet as of Dec. 31, 2021 and Dec. 31, 2020, adjusted for the Company’s ownership share. These are the composite mid-point figures as derived. Per share amounts based on 173,960,540 common shares outstanding for both 2021 and 2020.

(2)	Includes restricted cash.
(3)	Excludes debt from unconsolidated JVs.
(4)	Includes amounts due to related parties.

The decrease in the Company’s 2021 NAV of $0.01 per share as compared to the 2020 NAV is due in part from a slight decline in balance sheet assets, partially offset by lower estimated transaction costs.

Sensitivity Analysis

Changes to the key assumptions used to arrive at the estimated NAV per share could have a significant impact on the underlying value of the Company’s real estate assets. The following table presents the impact on the estimated NAV per share of the Company’s common stock resulting from a 5.0% increase and decrease to parameters utilized in developing Stanger’s value opinion of the Appraised Properties underlying the concluded NAV per share.

	Value Sensitivity
	Low	Concluded	High
Estimated Net Asset Value Per Share (a)	$6.81	$7.37	$7.99
Weighted Average Capitalization Rate Appraised Properties(b)	7.42%	7.07%	6.72%
Terminal Capitalization Rate Appraised Properties(c)	7.41%	7.06%	6.71%
Discount Rate Appraised Properties(c)	8.53%	8.13%	7.72%
Land Value Per Square Foot—Undeveloped Land(d)	$4.52	$4.75	$4.99

(a)

The estimated NAV per share above is not the range of estimated NAV contained in Stanger’s Valuation Report. Rather, it is only the effect of a 5% increase and decrease in the parameters utilized in the value of the Appraised Properties underlying the concluded NAV per share. As changes in these specific valuation parameters are not material by themselves, we have shown the aggregate value change from moving all parameters up or down by 5%.

(b)	Relates to 13 net leased senior housing properties.
(c)	Relates to 56 RIDEA properties and two net leased properties.
(d)	Relates to the one undeveloped land parcel that was part of the Appraised Properties.

Additional Information Regarding the Valuation, Limitations of the 2021 NAV and Stanger

Throughout the valuation process, the Valuation Committee and the Company reviewed, confirmed and approved the processes and methodologies used by Stanger and their consistency with real estate industry standards and best practices.

Although Stanger considered comments received from the Company or the Advisor during the valuation process, the final appraised values of the Company’s Appraised Properties in the Valuation Report were determined by Stanger. The Valuation Report was based upon market, economic, financial and other information, circumstances and conditions existing at or around the Valuation Date and any material change in such information, circumstances and/or conditions may have a material effect on the Company’s estimated 2021 NAV. Stanger’s valuation materials were addressed solely to the Company to assist the Valuation Committee and the Board in establishing an estimated 2021 NAV. Stanger’s valuation materials were not addressed to the public and should not be relied upon by any other person to establish an estimated value of the Company’s common stock. The Valuation Report does not constitute a recommendation by Stanger to purchase or sell any shares of the Company’s common stock.

Although Stanger reviewed the information provided by the Company for reasonableness and utilized some of the information in its valuation analyses, Stanger and its affiliates are not responsible for the accuracy of the information. Neither Stanger nor any of its affiliates is responsible for the Board’s determination of the estimated 2021 NAV. While Stanger reviewed for reasonableness publicly available information and the financial information supplied or otherwise made available to it by the Company, Stanger assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information.

In performing its analyses, Stanger made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are necessarily subject to change and beyond the control of Stanger and the Company. The analyses performed by Stanger are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally. Accordingly, with respect to the estimated 2021 NAV, neither the Company nor Stanger can give any assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value per share;

•

a stockholder would ultimately realize distributions per share equal to the Company’s estimated net asset value per share upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company, as estimated liquidation expenses are not included in the NAV;

•	the Company’s shares would trade at a price equal to or greater than the estimated NAV per share if the Company listed them on a national securities exchange; or

•	the methodology used to estimate the Company’s NAV per share would be acceptable to FINRA or under the Employee Retirement Income Security Act (ERISA) for compliance with its reporting requirements.

The estimated 2021 NAV was determined by the Board as of the Valuation Date. However, the value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets, general economic conditions or unanticipated events, and responses to the real estate and capital markets.

Stanger possesses substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the Valuation Report, the Company paid Stanger a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. In the past, certain of the Company’s affiliates have engaged Stanger primarily for various real estate-related services, and the Company anticipates that Stanger will continue to provide similar real estate-related services in the future. In addition the Company may in its discretion engage Stanger to assist the Board in future determinations of the Company’s estimated NAV. The Company is not affiliated with Stanger or any of its affiliates. While the Company and affiliates of the Advisor have engaged and may engage Stanger or its affiliates in the future for valuations and commercial real estate-related services of various kinds, the Company believes that there are no material conflicts of interest with respect to the Company’s engagement of Stanger.

COVID-19 Statement: Forces that influence real property values including social trends, economic circumstances, governmental controls and regulations and environmental conditions, such as COVID-19, can significantly affect the Appraised Properties value. The effects and risks of COVID-19 on the Appraised Properties’ operations and financial condition is uncertain as of the Valuation Date. Stanger has discussed with the Company the known and reasonably likely effects and risks to the Appraised Properties due to COVID-19. Stanger has also reviewed the Company’s current response and projections related to COVID-19 uncertainties. Stanger has considered the known impacts of COVID-19 in its analysis as of the Valuation Date. However, as information regarding COVID-19 is continually being updated, the data upon which the Appraised Properties is based is limited in quantity or quality and affects the reliability of the conclusions and relative reliability of the value opinion. Changes since the Valuation Date in market factors, such as COVID-19, can significantly affect property values.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	First Amendment to Term Loan Agreement dated March 21, 2022.

10.2	First Amendment to Credit Agreement dated March 21, 2022.

99.1	Text of correspondence from the Company to Stockholders regarding the 2021 NAV.

99.2	Text of correspondence from the Company to Financial Professionals regarding the 2021 NAV.

104	Cover page Interactive data file (embedded with in the inline XBRL document)

Caution Concerning Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not statements of historical fact, including statements about the purported value of the Company’s common stock, constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, statements of future economic performance, and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share value of the Company’s common stock, and other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s inability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnlhealthcareproperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2022		CNL HEALTHCARE PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Ixchell C. Duarte
Ixchell C. Duarte
Chief Financial Officer and Treasurer